Ask the EMT: More Information on Blackstone Transaction

October 2010

1.	Is the “go shop” period complete? What’s next?

Yes, the “go shop” period began August 13, 2010, and officially expired at 11:59 p.m. Eastern time on September 22, 2010. No competing offers were made during the “go shop” period, and we are moving forward with the stockholder approval process and have set the Stockholder Meeting date for November 17, 2010. Assuming receipt of regulatory and stockholder approvals, and satisfaction of other conditions to closing, we expect to close the merger (the “merger”) with Denali Parent Inc., an affiliate of Blackstone (“Blackstone”) by the end of November 2010.

2.	How does the shareholder approval process work?

Stockholders will be able to vote the shares of common stock that they held as of October 1, 2010.  Votes will be solicited from stockholders, including those stockholders that hold shares through their 401(k) or similar plans.  Participants in the Dynegy 401(k) or similar plans must vote their shares through Vanguard Fiduciary Trust Company (“Vanguard”), and votes must be received by 11:59 p.m. Eastern time on November 12, 2010.  With respect to shares of Dynegy common stock held by the Dynegy 401(k) plans, Fiduciary Counselors Inc. has been appointed to act as an independent fiduciary responsible for ensuring that procedures are in place to safeguard the confidentiality of plan participants’ proxy directions to the trustee and that those procedures are being followed.  The merger cannot be completed unless the Agreement and Plan of Merger, dated August 13, 2010 (the “merger agreement”), among Dynegy, Denali Parent Inc. and Denali Merger Sub Inc. is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Dynegy’s common stock entitled to vote thereon.

3.	What do I do if I receive more than one proxy or set of voting instructions?

If you hold investments in Dynegy common stock in multiple accounts, for example, holding an investment in the Dynegy Stock Fund under a Dynegy sponsored 401(k) plan and holding additional Dynegy common stock in a brokerage account (i.e., E*TRADE), you may receive more than one proxy and/or set of different voting instructions relating to the special Stockholder Meeting.  These should each be voted and/or returned separately in accordance with the instructions provided in order to ensure that all of your shares are voted.  For example, the proxy card for your 401(k) shares explains, generally, that if Vanguard does not receive your voting instructions (regardless of method, i.e. internet, mail or phone) by 11:59 p.m. Eastern time on November 12, 2010, or if you sign and return your proxy card without instructions marked in the boxes, Vanguard will vote your shares in the same proportion as other shares of our common stock held in the stock fund for which Vanguard did receive timely instructions.  For duplicate proxy cards, please see the question below.

We encourage you to vote all of your shares “For” the adoption of the merger agreement, both in your 401(k) and those you may hold in a bank or brokerage account.  Your vote is very important, regardless of the number of shares of Dynegy stock you own.  The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Dynegy’s common stock entitled to vote thereon.

4.	I have already voted, why am I still getting proxy cards?

In order to maximize voter participation, we have engaged MacKenzie Partners, Inc. to assist us in the solicitation of proxies and as such are sending several stockholder communications that will include duplicate proxy cards.  You do not have to vote every time you receive a duplicate proxy card; however, voting again will supersede your previous vote, regardless of how you previously voted (i.e., internet, mail or phone).

5.	Have transition efforts begun with Blackstone and NRG?

Yes, representatives from both Blackstone and NRG are working with Dynegy on transition activities. Most of this work is related to preparation for closing and relates to topics such as the regulatory approvals process, the stockholder meeting and transition efforts related to the transfer of assets and operations to NRG. We expect decisions on organizational structure and staffing to occur closer to or after closing.

Certain employees have already transitioned to new employing payroll entities within Dynegy prior to the closing date. NRG will acquire those employing entities in the transaction, so the affected employees will continue employment with such entities with only the ownership of the entities changing.

6.	Why were Dynegy’s CIC Plans amended?

The Dynegy Inc. Change in Control Severance Pay Plan (“Non-Executive CIC Plan”) was amended effective August 27, 2010.  The plan was amended to ensure that eligible employees who are transitioned to NRG upon closing will continue to be eligible for CIC benefits.  As noted above, these employees have been moved into new employing payroll entities (Dynegy Oakland LLC, Dynegy Moss Landing LLC, Dynegy Morro Bay LLC and Casco Bay Energy Company LLC) in late September.  This action, and the subsequent amendment to make each of these companies participants in the Non-Executive CIC Plan, will allow the employees to remain eligible for CIC benefits provided for under the Non-Executive CIC Plan for up to 12 months following closing and their transition to NRG.  The amendment also included language intended to make clear that a transfer of employment from one employer to another employer, without elimination of an employee’s job, would not trigger eligibility for severance benefits.

The Dynegy Inc. Executive Change in Control Severance Pay Plan (“Executive CIC Plan”) was amended effective September 20, 2010.  Similar to the Non-Executive CIC Plan amendment, the Executive CIC Plan was amended to ensure that eligible employees who are transitioned to NRG upon closing would continue to be eligible for CIC benefits after closing.

Please be aware that the transitioning of employees to NRG upon closing alone does not constitute an event that triggers payment of CIC severance benefits under either the Non-Executive CIC Plan or Executive CIC Plan (the “CIC Plans”).

Copies of both amendments to the CIC Plans are included in the plan documents that are available to employees.  If you have any questions about how to access copies, please contact your HR Business Partner.

7.	When will we get an opportunity to meet representatives from Blackstone and NRG?

Representatives from NRG began site visits in California and at Casco Bay during the first week of October.  In advance of these meetings, Dynegy shared with NRG the questions employees have submitted regarding work at NRG.  Representatives from Blackstone have visited the Houston office to meet with Dynegy leadership. Over time, we expect Blackstone representatives will engage with additional employees as they seek to further their knowledge and understanding of our business and our people.

8.	Are there any restrictions on employees buying/selling Dynegy stock between now and closing?

Certain employees have been notified that they are restricted from trading at this time (the “window period group”).  However, even if you have not been notified that you are in the window period group, you are still restricted by Dynegy’s insider trading policy.  This policy restricts those employees who have knowledge of material information that is not yet disclosed to the public from trading Dynegy’s stock until the non-public information is made public.  Please review Dynegy’s insider trading policy for more details and contact the Legal Department if you have questions about whether or not you have material or non-public information.

Additionally, if you are a participant in a Dynegy 401(k) plan, a blackout period will be implemented in order to facilitate the elimination of the Dynegy Stock Fund as an investment option under the plans and to administer the conversion of Dynegy stock into cash at the closing of the merger.  During the blackout period, you will not be able to move investments into or out of the Dynegy Stock Fund or request a distribution of any amounts invested in the Dynegy Stock Fund.  The blackout period is currently expected to begin on November 19, 2010 and end on November 30, 2010.  We will notify you as soon as reasonably practicable if we extend, shorten or delay the blackout period, unless such notice in advance of termination of the blackout period is impracticable.

9.	Will Dynegy proceed with open enrollment for benefits this fall?

Yes, Dynegy will conduct open enrollment October 26 – November 5, 2010. Employees should enroll if they wish to change their Dynegy benefit elections or enroll in a Flexible Spending Account (“FSA”) for 2011.  If an employee doesn’t enroll during the annual enrollment period, his or her current elections, covering the same dependents, if any, will automatically carry forward into 2011, except FSA elections.  To participate in any of Dynegy’s FSA programs, an employee must re-enroll each year.  This includes any employees who provide services for facilities that will be sold to NRG as part of the transactions.

10.	Is the employee rewards and recognition program still in place?

Yes, the rewards and recognition program is still in place and managers are encouraged to continue to acknowledge employees for their contributions.  However, any Extra Mile Awards should be submitted to Dynegy’s VP of Human Resources for review and approval.

11.	Will Dynegy reimburse my tuition expenses even if the deal closes before the semester ends?

Dynegy/Blackstone and NRG will honor the Education Assistance Reimbursement Policy for all employees currently enrolled or registered in an approved course(s). Although, as per the terms of the policy, Dynegy may change the policy at any time as business needs require, Dynegy will continue this policy at this time.  Should an employee transitioning to NRG be enrolled in a multi-year degree program, NRG will honor the terms of the existing Dynegy Education Assistance Reimbursement Policy for courses currently being taken.  Subsequent courses will be covered by the NRG tuition assistance program, which is similar to the Dynegy Education Assistance Reimbursement Policy.

12.	What is the status of the shareholder litigation?

In connection with the proposed merger, multiple lawsuits have been filed in Texas state and federal courts and Delaware state courts against Dynegy, its directors, certain of its executive officers, Blackstone, certain Blackstone affiliates and/or NRG seeking, among other things, an injunction against the merger and/or the stockholder vote and additional disclosure.  The cases in Delaware state court were consolidated.  The cases in Texas state court were also recently consolidated, and the court in which those cases are now pending has issued an order setting forth a schedule for discovery and the injunction hearing.  All defendants deny any wrongdoing in connection with the proposed merger and plan to vigorously defend against all pending claims.

13.	How will 2010 bonuses be handled? (When will they be paid? How does it work if I am still here or if I have been severed?)

As provided in the merger agreement, for those employees who continue employment with Dynegy or one of its affiliates, Blackstone has agreed to make bonus payments for the 2010 performance year equal to amounts Dynegy accrued for bonuses as of December 31, 2010.  The bonus payment process, and how individual awards will be allocated, will be determined after closing; we anticipate that individual payments will be based on performance as they have been in the past.  Employees who were eligible to receive a bonus payment as of the closing date and who remain employed with Dynegy or one of its affiliates through March 15, 2011, will be eligible to receive a bonus payment.

As provided in the Purchase and Sale Agreement with NRG, for those employees who transition to NRG at the closing of the transactions and continue employment with NRG or one of its affiliates, NRG has agreed to make bonus payments for the 2010 performance year in accordance with Dynegy’s short term incentive (“STI”) plan and at no less than the target amount earned by such employees as of closing.  The bonus payment process will be determined after closing.  Employees who were eligible to receive a bonus payment as of the closing date and who remain employed with NRG or an affiliate through March 15, 2011 will be eligible to receive a bonus payment.

As per Dynegy’s CIC Plans, an employee who is covered by and eligible for benefits under the CIC Plans and is involuntarily terminated other than for cause after closing but prior to the 2010 bonus payment date will be eligible to receive a pro-rated portion of the employee’s target STI payment based on the portion of the 2010 performance year the employee was employed by Dynegy.

14.	Will Dynegy leadership have a say in any staff reductions?

Yes. Blackstone recognizes that existing management has a great deal of insight into both the challenges and opportunities that Dynegy will face going forward, and more specifically into the talents of the people here and their abilities to support that mission.  We expect Blackstone to seek the input of Dynegy management in order to align Dynegy’s current organization with its go forward business strategy.

15.	How do medical benefits work under the CIC plans?

Generally, upon any termination of employment, an employee will be eligible for continued medical, dental and vision insurance under COBRA (the Consolidated Omnibus Budget Reconciliation Act), with the full cost of such coverage borne by the terminated employee.  Employees covered by the CIC Plans who are eligible under the terms of the applicable CIC Plans will, subject to the complete and timely execution of a Release Agreement, be eligible to receive a subsidy from Dynegy.  This subsidy, which will generally provide for continued coverage of medical benefits at the active employee rate, will continue for a period as set forth in the applicable plan.  This period is generally based on the employee’s level at the time of termination, but in no case is less than three months.  It is important to note that the subsidy provided by the CIC Plans runs concurrent with the COBRA coverage period.  For example, if an employee is eligible for three months of medical coverage at active employee rates and 18 months of COBRA coverage, then after three months of the coverage at active rates, the employee will have 15 remaining months of coverage at the higher COBRA rates.

16.	How does an employee’s Health Care FSA work once an employee is involuntarily terminated? Should an employee with a Health Care FSA try to use all the money saved prior to close?

This depends on whether the involuntarily terminated employee elects to continue Health Care FSA coverage under COBRA.  Generally, if an employee has a Health Care FSA with Dynegy, the employee’s pre-tax contributions to the Health Care FSA end on the employee’s last day of employment with Dynegy.  If the employee does not elect to continue Health Care FSA coverage under COBRA, the employee may seek reimbursement of eligible expenses through the Health Care FSA for expenses incurred before his or her termination date.  An employee has until April 30 following the year during which his or her employment terminates to submit eligible claims to the Plan Administrator, Benefits Concept Inc.

However, upon a termination of employment, an employee with a Health Care FSA is also eligible to continue that coverage under COBRA.  If an individual elects to continue that coverage under COBRA, the individual will have to continue to make contributions to his or her Health Care FSA on an after-tax basis through the end of the year in which his or her employment termination occurs, at the contribution amount previously elected for the year.  The individual will then be eligible to seek reimbursement of eligible expenses through the Health Care FSA for expenses incurred after his or her termination date and generally through March 15 of the year following the year in which his or her termination occurs.  Employees should carefully consider these options as they think through the timing of when to incur expenses eligible for reimbursement.

In and of itself, the closing of the merger will have no impact on an employee’s Health Care FSA for the 2010 plan year for employees continuing with Dynegy.  Those employees who become NRG employees at the completion of both transactions, for this purpose, will be terminated from Dynegy and its affiliates, and thus the same rules as described in the preceding paragraphs will apply to them.

17.	Can my manager or co-worker provide a reference for me?

Dynegy continues to maintain a “neutral reference” policy, which means that if Dynegy is contacted and requested to provide a reference for a current or former employee, Dynegy will only provide the employee’s dates of employment, job title and the last department in which the employee worked. If a manager or co-worker wishes to provide a personal reference, any reference should be consented to by the employee and expressly given in the manager or co-worker’s individual capacity only, not as an employee or representative of Dynegy. Please see Dynegy’s Employment Verification and Reference Policy.

18.	How will any unused PPT be treated in my severance payment? Can we still carry over 40 hours of PPT into 2011?

Any unused PPT will be included in the employee’s overall severance calculation and will be paid out within the timeframe required by applicable law. No decisions have been made yet regarding the carry over of vacation into 2011, and employees, as always, are encouraged to use their PPT by year-end.

19.	How will my “years of service” be calculated under the Non-Executive CIC Plan and how will it be calculated if I have a break in service?

For employees covered under the Non-Executive CIC Plan, “years of service” are calculated as each complete year (365 days) of service an employee has at Dynegy, whether or not such years are completed consecutively.  For purposes of calculating the lump sum severance benefit under the plan, credit is given for partial “years of service” on a pro-rated basis.

20.
How is the balance in my Portable Retirement Benefit (“PRB”) treated if my employment is terminated, I become an employee of NRG, or I remain with Dynegy after closing of the transaction with Blackstone?

If an employee separates from employment with Dynegy (and all affiliates), he or she is eligible to elect a distribution of the vested value of his or her PRB under the Dynegy Inc. Retirement Plan (“Retirement Plan”) in accordance with the terms of the Retirement Plan.  If the vested present value of the PRB payable to a participant under the PRB is $1,000 or less upon such individual’s termination of employment, the benefit will be paid to such individual in a single lump-sum cash payment as soon as practicable after his or her termination of employment.  For more details regarding options for the PRB in connection with a termination of employment, please refer to the Summary Plan Description for the PRB or contact the Dynegy Total Rewards Service Center.

Those employees whose employment moves to NRG in connection with the transaction with NRG will be considered for purposes of the PRB to have had a termination of employment with Dynegy (and all affiliates).  Therefore, the same rules will apply to such individuals as described in the preceding paragraph.  Such employees may also be permitted to roll over their PRB balances to an eligible retirement plan of NRG; we are working with NRG to determine how employees will be transitioned to NRG benefit plans, and impacted employees will receive more information as it becomes available.

For those employees who remain employees of Dynegy after closing of the transaction with Blackstone, it is not currently anticipated that there will be any impact or changes to such employees’ PRB.  However, please do keep in mind that the sponsor of the Retirement Plan has the right to amend or change the plan at any time so long as such amendment or change is in accordance with applicable law (but no such amendment may take away benefits to the extent you have accrued and/or vested in them).

21.	How is severance handled if an employee is on some kind of leave when a position elimination occurs (e.g. sick leave or LTD)?

Employees who are otherwise eligible under Dynegy’s CIC Plans and are on sick leave at the time of their severance remain entitled to severance benefits under those plans in accordance with the terms of those plans.  An employee entitled to benefits under Dynegy’s long-term disability (“LTD”) program is not eligible for severance benefits under Dynegy’s CIC Plans.  However, an employee who is on LTD and receiving a LTD benefit will not cease to receive that LTD benefit even if severed so long as the individual continues to be disabled (based on the requirements of Dynegy’s LTD program).

22.	Will there be an offer for early retirement in the operations group or voluntary severance for the corporate office?

At this time, we do not contemplate that an early retirement or voluntary severance program will be offered.

Cautionary Statement Regarding Forward-Looking Statements

This Message from the EMT and Q&As  contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference  to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q, and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in its most recent definitive proxy statement filed with the SEC on October 4, 2010. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this presentation could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy’s 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding Dynegy’s revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed transaction between Dynegy and an affiliate of Blackstone (the “Merger”), including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the “NRG Sale”), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the merger agreement and/or the NRG Sale, the expected timing of completion of the Merger, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger.  Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

WHERE YOU CAN FIND MORE INFORMATION

In connection with merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010 and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy.  BEFORE MAKING ANY VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger.  Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010.  Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the Merger.